UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARBOR REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

As filed with the Commission on May 14, 2007

URGENT REMINDER — YOUR VOTE IS VERY IMPORTANT
May 14, 2007
Dear Stockholder:
You have previously received proxy materials in connection with the annual meeting of stockholders of Arbor Realty Trust, Inc. to be held on Wednesday, May 30, 2007 and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.
Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.
With respect to proposal #3: Approval of an amendment to the Company’s Charter to amend stock ownership limits, the voting requirement is an affirmative vote of 50% of all shares outstanding and eligible to vote. Therefore with respect to Proposal # 3, your failure to vote has the effect of a vote AGAINST this proposal.
Follow the instructions on the enclosed proxy voting form to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.
YOUR PARTICIPATION IS IMPORTANT — PLEASE VOTE TODAY!
If you have any questions relating to the special stockholders meeting or voting your shares, you may call our proxy specialists The Altman Group toll-free at 800-217-0538 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time. You may also contact this number to request additional proxy materials.
Thank you in advance for your support.
IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.